EXHIBIT 32.1 — CEO Section 906 Certification

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of HyOrc Corporation on Form 10-Q for the quarter ended March 31, 2026, as filed with the Securities and Exchange Commission, I, K. Reginald Fubara, Chief Executive Officer of HyOrc Corporation, certify pursuant to 18 U.S.C. Section 1350 that:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of HyOrc Corporation.

Date: May 7, 2026

/s/ K. Reginald Fubara
K. Reginald Fubara
Chief Executive Officer